United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2012

Commission File No.	Exact Name of Registrant as Specified in its Charter and Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	The Laclede Group, Inc. 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504
1-1822	Laclede Gas Company 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 2.02 Results of Operations and Financial Condition

See Item 7.01

Item 7.01 Regulation FD Disclosure

On April 27, 2012, the Company issued its earnings news release announcing (i) its unaudited results for the quarter and six months ended March 31, 2012 and (ii) the declaration of dividends on its common stock.  The text of the release is included in Exhibit 99.1 attached to this report.

On that same date, the Company also issued a news release announcing a reorganization of certain functions effective May 1, 2012.  The text of the release is included in Exhibit 99.2 to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press release dated April 27, 2012 regarding earnings through March 31, 2012 and dividend.

99.2 Press release dated April 27, 2012 regarding corporate reorganization.

The information contained in this report, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this report shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.
Date: April 27, 2012	By:	/s/ Suzanne Sitherwood
Suzanne Sitherwood President and Chief Executive Officer

LACLEDE GAS COMPANY
Date: April 27, 2012	By:	/s/ M. D. Waltermire
M. D. Waltermire Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release dated April 27, 2012 regarding earnings through March 31, 2012 and dividend.

99.2	Press release dated April 27, 2012 regarding corporate reorganization.